As filed with the Securities and Exchange Commission on March 19, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASTRAZENECA PLC	ASTRAZENECA FINANCE LLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales	Delaware
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable	86-3730535
(I.R.S. Employer Identification No.)
1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA England Tel: +44-20-3749-5000	1209 Orange Street Wilmington, Delaware 19801 United States of America Tel: +1-800-677-3394
(Address and Telephone Number of Registrant’s Principal Executive Offices)
CT Corporation System 28 Liberty Street New York, New York 10005 Tel: +1-212-894-8940
(Name, Address and Telephone Number of Agent For Service)
Copies to:
Michael Levitt, Esq. Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007 Tel: +1-212-277-4000	Mark Brod, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: +1-212-455-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
ASTRAZENECA PLC
Debt Securities
Guarantees of Debt Securities
ASTRAZENECA FINANCE LLC
Debt Securities
By this prospectus, AstraZeneca PLC and its wholly-owned subsidiary, AstraZeneca Finance LLC, may offer and sell debt securities from time to time. Debt securities of AstraZeneca Finance LLC will be fully and unconditionally guaranteed on an unsecured basis by AstraZeneca PLC.
This prospectus provides you with a general description of the securities AstraZeneca PLC and AstraZeneca Finance LLC may offer.
Each time securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
The securities will be offered and sold directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.
The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by the prospectus supplement.
Our American Depositary Shares, representing our ordinary shares, are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AZN.” Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “AZN” and are also listed on the Stockholm Stock Exchange under the symbol “AZN.” You can consult reports and other information about us that we file pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), Nasdaq, the London Stock Exchange and the Stockholm Stock Exchange at the SEC Internet website and at such exchanges.
See “Risk Factors” beginning on page 2 for a discussion of certain risks of investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated March 19, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “our” and “us” are to AstraZeneca PLC and its consolidated subsidiaries, references to AstraZeneca PLC are to AstraZeneca PLC exclusive of its subsidiaries, and references to AstraZeneca Finance are to AstraZeneca Finance LLC exclusive of any subsidiaries it may from time to time have. Each of AstraZeneca PLC and AstraZeneca Finance, exclusive of their respective subsidiaries, is referred to as a “registrant,” and together as the “registrants.” The term “issuer” means either AstraZeneca PLC or AstraZeneca Finance, exclusive of their respective subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” means both AstraZeneca PLC and AstraZeneca Finance exclusive of their respective subsidiaries. The term “Guarantor” means AstraZeneca PLC, exclusive of its subsidiaries, as guarantor of debt securities offered by AstraZeneca Finance.
ASTRAZENECA PLC
We are a global, science-led, patient-focused pharmaceutical company, committed to excellence in the research, development and commercialization of prescription medicines, primarily for the treatment of diseases in three main therapy areas: (i) Oncology, (ii) BioPharmaceuticals (comprising Cardiovascular, Renal & Metabolism (CVRM), Respiratory & Immunology (R&I) and Vaccines & Immune Therapies (V&I)), and (iii) Rare Disease.
Backed by a track record of pharmaceutical innovation over some 100 years, we have a broad range of marketed medicines that make a positive difference in healthcare. In addition to our pipeline of products in the discovery and development phases, our pipeline includes life-cycle management initiatives for approved products to bring further benefit for patients and maximize their commercial potential. As of December 31, 2023, our range of medicines included 13 products with annual sales of over $1 billion each.
Our products are sold in more than 125 countries worldwide, with five strategic research and development (“R&D”) centers: two in the United States (the “U.S.”) and one each in the United Kingdom (the “UK”), Sweden and China, and 27 operations sites in 16 countries. As of December 31, 2023, we employed approximately 89,900 people with approximately 38% in Emerging Markets, 35% in Europe, 20% in the U.S. and 7% in the Established Rest of World (Japan, Canada, Australia and New Zealand). Our registered office is located at 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge CB2 0AA, and our telephone number is +44-20-3749-5000.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information described under the caption “Where You Can Find More Information About Us.”
ASTRAZENECA FINANCE LLC
AstraZeneca Finance LLC (“AstraZeneca Finance”) is an indirect wholly-owned subsidiary of AstraZeneca PLC that was formed as a limited liability company on May 6, 2021 in the State of Delaware. AstraZeneca Finance is a finance subsidiary whose primary function and operations are to issue debt securities in one or more offerings and to lend or invest the proceeds to or in other AstraZeneca group companies. AstraZeneca Finance’s principal executive office is located at 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is +1-800-677-3394.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in any prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Risk Relating to our Business
You should read Item 3.D “Risk factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to risk factors affecting our business.
Risks Relating to the Debt Securities and Guarantees
Because AstraZeneca PLC is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on its debt securities is structurally subordinated to the liabilities of its subsidiaries.
AstraZeneca PLC is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. AstraZeneca PLC’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. AstraZeneca PLC’s subsidiaries are not guarantors of the debt securities AstraZeneca PLC may offer or guarantee. Moreover, these subsidiaries and affiliated companies are not required and in the future, may not be able to pay dividends or otherwise distribute or advance cash to AstraZeneca PLC, which could limit the amount of funds available to meet payment obligations under AstraZeneca PLC’s debt securities.
Claims of the creditors of our subsidiaries have priority as to the assets of such subsidiaries over AstraZeneca PLC’s rights as shareholders of such subsidiaries. The terms and conditions of the debt securities and the indenture by which they are governed do not limit the amount of liabilities that our subsidiaries may incur. Consequently, in the event of AstraZeneca PLC’s insolvency, the claims of holders of debt securities issued by AstraZeneca PLC would be structurally subordinated to the prior claims of the creditors of its subsidiaries. Excluding indebtedness of AstraZeneca Finance, as of December 31, 2023, our subsidiaries had $1.6 billion aggregate principal amount of indebtedness outstanding, including $1.1 billion of lease liabilities.
Debt securities issued by AstraZeneca PLC will be structurally subordinated to any debt securities issued by AstraZeneca Finance and guaranteed by AstraZeneca PLC as to the assets of AstraZeneca Finance (if any).
Debt securities issued by AstraZeneca PLC will be structurally subordinated to any debt securities issued by AstraZeneca Finance and guaranteed by AstraZeneca PLC as to the assets of AstraZeneca Finance (if any). This means that claims of the creditors of AstraZeneca Finance, including the holders of debt securities issued by AstraZeneca Finance, will have priority as to any assets of AstraZeneca Finance over our rights as an indirect shareholder of AstraZeneca Finance. Consequently, in the event of AstraZeneca Finance’s insolvency, the claims of holders of debt securities issued by AstraZeneca PLC will be structurally subordinated to the prior claims of the creditors of AstraZeneca Finance, including the holders of debt securities issued by AstraZeneca Finance.
Because the debt securities are unsecured, your right to receive payments may be adversely affected.
The debt securities that AstraZeneca PLC and AstraZeneca Finance are offering will be unsecured. To the extent that AstraZeneca PLC grants security over its assets in favor of holders of its other indebtedness, or to the extent that AstraZeneca Finance grants security over its assets in favor of holders of its other indebtedness, holders of debt securities of AstraZeneca PLC or AstraZeneca Finance, as applicable, will be effectively subordinated to the other indebtedness to the extent of the value of those assets. As of

December 31, 2023, AstraZeneca PLC and AstraZeneca Finance had no secured indebtedness outstanding. If AstraZeneca PLC or AstraZeneca Finance defaults on the debt securities, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that AstraZeneca PLC or AstraZeneca Finance have granted security over their respective assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before AstraZeneca PLC or AstraZeneca Finance can make payment on the applicable debt securities. As a result, there may be only limited assets available to make payments on the debt securities. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including the debt securities offered hereby, in the remaining assets.
Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued by AstraZeneca PLC under a different series pursuant to the indenture or the debt securities issued by AstraZeneca Finance under a separate indenture.
The debt securities issued by AstraZeneca PLC or issued by AstraZeneca Finance and guaranteed by AstraZeneca PLC are each governed by a document called an indenture, described later under “Description of Debt Securities and Guarantees.” AstraZeneca PLC and AstraZeneca Finance may issue as many distinct series of debt securities under the applicable indenture as they wish. They may also issue a series of debt securities under the applicable indenture that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.
AstraZeneca PLC, AstraZeneca Finance and our other subsidiaries are not restricted in their ability to dispose of their assets by the terms of the debt securities.
AstraZeneca PLC, AstraZeneca Finance and our respective subsidiaries are generally permitted to sell or otherwise dispose of assets to another person under the terms of the debt securities and the indenture, without the consent of holders of the debt securities. If any such assets are disposed of, you will not be entitled to declare an acceleration of the maturity of the debt securities and, except in the case of the sale or conveyance of the property of AstraZeneca PLC as an entirety or substantially as an entirety where the applicable successor entity must assume the obligations under the applicable debt securities (as described under “Description of Debt Securities and Guarantees — Mergers and Similar Events” below), the disposed assets will no longer be available to support the debt securities.
In addition, the covenant in the AstraZeneca Finance indenture that governs mergers or consolidations of AstraZeneca Finance will not limit the ability of AstraZeneca Finance to sell or otherwise dispose of its property or assets, including sales or other dispositions of its property as an entirety or substantially as an entirety. This means that if AstraZeneca Finance issues debt securities under the AstraZeneca Finance indenture and later transfers its property as an entirety or substantially as an entirety to another person, these transactions would not be limited by the AstraZeneca Finance indenture unless they involved a merger or consolidation of AstraZeneca Finance or if they were to implicate the covenant that governs mergers, consolidations or the sale or conveyance of the property of AstraZeneca PLC as an entirety or substantially as an entirety.
The indentures do not limit the amount of indebtedness that AstraZeneca PLC, AstraZeneca Finance or our other subsidiaries may incur.
The indentures under which AstraZeneca PLC or AstraZeneca Finance will issue their respective debt securities do not limit the amount of unsecured indebtedness that AstraZeneca PLC, AstraZeneca Finance or our other subsidiaries may incur. In addition, neither of the indentures contains any debt covenants or provisions that afford holders of the debt securities protection in the event AstraZeneca PLC or AstraZeneca Finance participate in a highly leveraged or similar transaction.
Our credit ratings may not reflect all risks of an investment in the debt securities.
The credit ratings ascribed to any of AstraZeneca PLC’s or AstraZeneca Finance’s debt securities from time to time are intended to reflect AstraZeneca PLC’s and AstraZeneca Finance’s ability to meet their respective payment obligations in respect of the debt securities they have offered, and may not reflect the potential impact of all risks related to an investment in the debt securities or other factors relating to the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may affect the market value of the debt securities.
Should we default on our debt securities your right to receive payments on such debt securities may be adversely affected by UK insolvency laws.
AstraZeneca PLC is incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to AstraZeneca PLC are likely to proceed primarily under, and to be governed primarily by, UK insolvency law. The procedural and substantive provisions of such insolvency laws are, in certain cases, more favorable to secured creditors than comparable provisions of U.S. law.
These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors, and it may not be possible for us or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.
The debt securities lack a developed trading market, and such a market may never develop.
AstraZeneca PLC and AstraZeneca Finance may issue debt securities in different series with different terms in amounts that are to be determined. These debt securities may be listed on Nasdaq or another recognized stock exchange, or may not be listed on any exchanges. However, there can be no assurance that an active trading market will develop for any series of debt securities even if the series is listed on a securities exchange. There can also be no assurance regarding the ability of holders of AstraZeneca PLC’s or AstraZeneca Finance’s debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price, and this may result in a return that is greater or less than the interest rate on the debt security, depending on many factors, including, among other things, prevailing interest rates, our financial results, any decline in our credit-worthiness and the market for similar securities.
Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading for the debt securities or that an active public market for the debt securities will develop.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. This prospectus, including information incorporated by reference into this prospectus, may contain certain forward-looking statements with respect to our operations, performance and financial condition, including, among other things, statements about expected revenues, margins, earnings per share or other financial or other measures. Although we believe our expectations are based on reasonable assumptions, any forward-looking statements, by their very nature, involve risks and uncertainties and may be influenced by factors that could cause actual outcomes and results to be materially different from those predicted. Forward-looking statements are typically identified by words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions in such statements. Important factors that could cause actual results to differ materially from those contained in forward-looking statements, certain of which are beyond our control, include, among other things:
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the expected benefits and success of IVX-A12 and any combination product or GC012F and any combination product;

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the possibility that any milestone related to any contingent value right will not be achieved;

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the risk of failure or delay in delivery of pipeline or launch of new medicines;

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the risk of failure to meet regulatory or ethical requirements for medicine development or approval;

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the risk of failures or delays in the quality or execution of the Company’s commercial strategies;

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the risk of pricing, affordability and competitive pressures;

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the risk of failure to maintain a supply of compliant, quality medicines;

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the risk of illegal trade in the Company’s medicines;

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the impact of reliance on third-party goods and services;

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the risk of failure in information technology or cybersecurity;

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the risk of failure of critical processes;

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the risk of failure to collect and manage data in line with legal and regulatory requirements and strategic objectives;

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the risk of failure to attract, develop, engage and retain a diverse, talented and capable workforce;

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the risk of failure to meet regulatory or ethical expectations on environmental impact, including climate change;

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the risk of the safety and efficacy of marketed medicines being questioned;

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the risk of adverse outcome of litigation and/or governmental investigations;

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intellectual property-related risks to the Company’s products;

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the risk of failure to achieve strategic plans or meet targets or expectations;

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the risk of failure in financial control or the occurrence of fraud;

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the impact that global and/or geopolitical events may have or continue to have on these risks, on the Company’s ability to continue to mitigate these risks, and on the Company’s operations, financial results or financial condition;

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the risk of failure in financial control or the occurrence of fraud; and

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the risk of unexpected deterioration in the Company’s financial position.

We caution that the foregoing list of important factors is not exhaustive and other factors could also adversely affect our future results. The forward-looking statements speak only as of the date of this prospectus, in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus, in the case of forward-looking statements made in those incorporated documents. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by applicable law or regulation, we do not undertake to update any forward-looking statement, whether written or oral, to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Nothing in this prospectus should be construed as a profit forecast. For additional information about factors that could cause our results to differ materially from those described in the forward-looking statements, please see the section entitled “Risk Factors” in this prospectus as well as the risk factors disclosed in the reports that we have filed with the SEC as described in the section entitled “Where You Can Find More Information About Us.”
All written or oral forward-looking statements concerning any matters addressed in this prospectus and attributable to us or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUMMARY FINANCIAL INFORMATION
AstraZeneca PLC and AstraZeneca Finance may issue debt securities using this prospectus.
The debt securities issuable by AstraZeneca PLC will be AstraZeneca PLC’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of AstraZeneca PLC are not guaranteed by any of AstraZeneca PLC’s subsidiaries. The debt securities issued by AstraZeneca PLC will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness. The debt securities issued by AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries.
The debt securities issuable by AstraZeneca Finance will be AstraZeneca Finance’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities issued by AstraZeneca Finance will rank equally in right of payment with all of AstraZeneca Finance’s other unsecured and unsubordinated indebtedness.
The debt securities of AstraZeneca Finance are guaranteed by AstraZeneca PLC on a full and unconditional basis, but will not be guaranteed by any of AstraZeneca Finance’s subsidiaries that may be established from time to time. The guarantee of AstraZeneca PLC (the “Guarantee”) will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of AstraZeneca PLC. The Guarantee will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC. The Guarantee will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. For additional details see the section titled “Description of Debt Securities and Guarantees — Guarantee.”
AstraZeneca PLC manages substantially all of its operations through divisions, branches and/or investments in subsidiaries and affiliates. Accordingly, the ability of AstraZeneca PLC to service its debt and guarantee obligations is also dependent upon the earnings of its subsidiaries, affiliates, branches and divisions, whether by dividends, distributions, loans or otherwise.
Please refer to the consolidated financial statements of AstraZeneca PLC in our Annual Report on Form 20-F and reports on Form 6-K with our quarterly financial results as filed or furnished with the SEC and incorporated by reference into this prospectus and any accompanying prospectus supplement for further financial information regarding AstraZeneca PLC and its consolidated subsidiaries.
Pursuant to Rule 13-01 and Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), we present below the summary financial information for AstraZeneca PLC, as Guarantor, excluding its consolidated subsidiaries, and AstraZeneca Finance, as the issuer, excluding its consolidated subsidiaries. The following summary financial information of AstraZeneca PLC and AstraZeneca Finance is presented on a combined basis and transactions between the combining entities have been eliminated. Financial information for non-guarantor entities has been excluded. Intercompany balances and transactions between the obligor group and the non-obligor subsidiaries are presented on separate lines.
Obligor group summarised Statement of Comprehensive Income
	Year ended December 31, 2023 $m	Year ended December 31, 2022 $m
Total Revenue	—	—
Gross profit	—	—
Operating loss	(34)	(27)
Loss for the period	(976)	(687)
Transactions with subsidiaries that are not issuers or guarantors	15,660	1,071

Obligor group summarised Statement of Financial Position information
	Year ended December 31, 2023 $m	Year ended December 31, 2022 $m
Current assets	5	4
Non-current assets	—	—
Current liabilities	(4,856)	(2,839)
Non-current liabilities	(22,239)	(22,797)
Amounts due from subsidiaries that are not issuers or guarantors	18,421	7,806
Amounts due to subsidiaries that are not issuers or guarantors	—	(293)

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
AstraZeneca PLC is a public limited company incorporated under the laws of England and Wales. Substantially all of its directors and officers, and some of the experts named in this document, reside outside the U.S. All or a substantial portion of its assets, and the assets of such persons, are located outside the U.S. Therefore, you may not be able to effect service of process within the U.S. upon AstraZeneca PLC or these persons so that you may enforce judgments of U.S. courts against AstraZeneca PLC or these persons based on the civil liability provisions of the U.S. federal securities laws. There is doubt as to how the courts of England and Wales would deal with an original action relying on civil liabilities solely based on the U.S. federal securities laws and how the courts of England and Wales would enforce judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with the Exchange Act, we file reports and other information with the SEC.
The SEC also maintains an Internet website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.
We maintain a website at www.astrazeneca.com. Information available at or through our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below, any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act, and reports furnished to the SEC on Form 6-K that indicate that they are incorporated by reference in this prospectus, with effect from the date that such document or report is so filed or furnished, until the offerings made under this prospectus are completed:
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Our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on February 20, 2024.

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Our Report on Form 6-K titled “Datopotamab deruxtecan Biologics License Application accepted in the US for patients with previously treated advanced nonsquamous non-small cell lung cancer” furnished to the SEC on February 20, 2024.

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Our Report on Form 6-K titled “Tagrisso with the addition of chemotherapy approved in the US for patients with EGFR-mutated advanced lung cancer” furnished to the SEC on February 20, 2024.

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Our Report on Form 6-K titled “Tagrisso demonstrated overwhelming efficacy benefit for patients with unresectable, Stage III EGFR-mutated lung cancer in LAURA Phase III trial” furnished to the SEC on February 20, 2024.

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Our Report on Form 6-K titled “Acquisition of Icosavax Completed” furnished to the SEC on February 20, 2024.

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Our Report on Form 6-K titled “Acquisition of Gracell Completed” furnished to the SEC on February 22, 2024.

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Our Report on Form 6-K titled “AstraZeneca prices a $5bn bond offering” furnished to the SEC on February 22, 2024.

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Our Report on Form 6-K titled “Voydeya recommended for approval in the EU by CHMP as add-on treatment to ravulizumab or eculizumab for adults with PNH who have residual haemolytic anaemia” furnished to the SEC on February 26, 2024.

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Our Report on Form 6-K and exhibits attached thereto furnished to the SEC on February 26, 2024 in connection with the issuance by AstraZeneca Finance LLC of $1,250,000,000 4.800% Fixed Rate Notes due 2027, $1,250,000,000 4.850% Fixed Rate Notes due 2029, $1,000,000,000 4.900% Fixed Rate Notes due 2031 and $1,500,000,000 5.000% Fixed Rate Notes due 2034, fully and unconditionally guaranteed by AstraZeneca PLC.

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Our Report on Form 6-K titled “Two datopotamab deruxtecan applications validated in the EU for patients with advanced nonsquamous non-small cell lung cancer or HR-positive, HER2-negative breast cancer” furnished to the SEC on March 4, 2024.

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Our Report on Form 6-K titled “AstraZeneca to acquire Amolyt Pharma, expanding late-stage rare disease pipeline” furnished to the SEC on March 14, 2024.

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Our Report on Form 6-K titled “AstraZeneca to acquire Fusion to accelerate the development of next-generation radioconjugates to treat cancer” furnished to the SEC on March 19, 2024.

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All other documents we file pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities and, to the extent designated therein, reports furnished to the SEC on Form 6-K, in each case with effect from the date that such document or report is so filed or furnished.

For the avoidance of doubt, the contents of any website included in the documents listed above are not incorporated into, and do not form a part of, this prospectus supplement.
Our Form 20-F contains a summary description of our business, audited consolidated financial statements with a report thereon by our independent auditors, and management’s assessment of internal control over financial reporting with a report on the effectiveness of internal control over financial reporting by our independent auditors. The financial statements are prepared in accordance with International Financial Reporting Standards (or IFRS) as adopted by the European Union, IFRS as issued by the International Accounting Standards Board (or IASB) and UK-adopted International Accounting Standards.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from either of the below:
AstraZeneca PLC The Company Secretary 1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA England Tel. No.: +44-20-3749-5000	AstraZeneca PLC Investor Relations 1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA England Tel. No.: +44-20-3749-5000

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. General corporate purposes may include research, development and commercialization of our product pipeline, acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

LEGAL OWNERSHIP
Street Name and Other Indirect Holders
Investors who hold securities in accounts at banks or brokers will generally not be recognized as the legal holders of securities. This is called holding in “street name.” If you hold securities in street name, the issuers will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities as the legal holder. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle voting if it were ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

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how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders
The obligations of the issuers, as well as the obligations of the trustee and those of any third parties employed by the issuers or the trustee, extend only to the registered holders of securities. The holder of any certificate representing securities, including global securities, is the person or entity in whose name the certificate is registered. As noted above, the issuers do not have obligations to you if you hold in street name or any other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once either issuer make payment to the registered holder, the issuers have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
Global security.   A global security is a special type of indirectly held security. It will be issued in registered form. If an issuer chooses to issue securities in the form of global securities, the ultimate beneficial owners of global securities can only be indirect holders, as described above. The issuers require that the global security be registered in the name of or held by a financial institution selected by the applicable issuer.
The issuers also require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution which in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights in a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The issuers do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.
If you are an investor in securities issued only in the form of global securities, you should be aware that:
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you cannot have securities registered in your own name;

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you cannot receive physical certificates for your interest in the securities;

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you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “— Street Name and Other Indirect Holders”;

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you may not be able to sell interests in the securities to some insurance companies and other institutions required by law to own securities in the form of physical certificates;

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the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. The issuers and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The issuers and the trustee also do not supervise the depositary in any way; and

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the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special situations when the global security will be terminated.   In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections “— Street Name and Other Indirect Holders” and “— Direct Holders.”
A permanent global debt security may only be transferred as a whole between the depositary and a nominee of the depositary or to a successor depositary or nominee.
Owners of beneficial interests in a permanent global debt security are not entitled to receive physical delivery of securities in definitive form unless:
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the depositary notifies the applicable issuer that it is unwilling or unable to continue as depositary, or if the depositary is no longer qualified as a clearing agency under applicable law and the applicable issuer has not appointed a successor depositary;

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the applicable issuer decides at any time and in its sole discretion not to have any of the securities represented by registered securities in global form;

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an event of default on the securities has occurred and has not been cured; or

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any other circumstances for terminating a global security as described in the applicable prospectus supplement have occurred.

When a global security terminates, the depositary, and not the issuers or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
In this section references to AstraZeneca PLC refer only to AstraZeneca PLC and not to any of its subsidiaries. References to AstraZeneca Finance refer only to AstraZeneca Finance LLC and not to any of its subsidiaries or any other subsidiaries of AstraZeneca PLC. The term “issuer,” “we,” “our” and “us” means each of AstraZeneca PLC and AstraZeneca Finance LLC, as applicable, exclusive of their respective subsidiaries. The term “Guarantor” means AstraZeneca PLC, exclusive of its subsidiaries, as guarantor of debt securities that may be issued by AstraZeneca Finance.
AstraZeneca PLC may issue debt securities using this prospectus. The debt securities will be AstraZeneca PLC’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. AstraZeneca Finance may also issue debt securities using this prospectus. The debt securities will be AstraZeneca Finance’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of AstraZeneca Finance will be guaranteed by AstraZeneca PLC (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the Guarantor.
The debt securities issued by AstraZeneca PLC shall be issued under the indenture, dated as of May 28, 2021 (the “AstraZeneca PLC indenture”), between AstraZeneca PLC, as the issuer, and The Bank of New York Mellon, as trustee. See “— The Trustee” below.
The debt securities issued by AstraZeneca Finance LLC shall be issued under the indenture, dated as of May 28, 2021 (the “AstraZeneca Finance indenture” and, together with the AstraZeneca PLC indenture, the “indentures” and each of them an “indenture”), among AstraZeneca Finance LLC, as the issuer, AstraZeneca PLC, as the guarantor, and The Bank of New York Mellon, as trustee.
In this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Names and Other Indirect Holders” above.
General
This section summarizes the material provisions of the indentures, the debt securities and the guarantees. Because it is a summary, it does not describe every aspect of the applicable indenture, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indentures. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of each indenture in this prospectus or in the applicable prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement.
The applicable indenture and its associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. Each indenture is an exhibit included or incorporated by reference into this prospectus. See “Where You Can Find More Information About Us” for information on how to obtain a copy.
The debt securities issued by AstraZeneca PLC will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. The debt securities of AstraZeneca PLC are unsecured obligations and are not guaranteed by any of AstraZeneca PLC’s subsidiaries.
The debt securities issued by AstraZeneca Finance will rank equally in right of payment with all of AstraZeneca Finance’s other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca Finance will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca Finance (if any). The debt securities of AstraZeneca Finance are unsecured obligations, are guaranteed by AstraZeneca PLC, but will not be guaranteed by any of AstraZeneca Finance’s subsidiaries that may be established from time to time.
The debt securities of AstraZeneca Finance will be guaranteed by AstraZeneca PLC. AstraZeneca PLC’s guarantee will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC, except for indebtedness that is preferred under applicable law. The guarantees of AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. The guarantees are unsecured obligations of AstraZeneca PLC and are not guaranteed by any of AstraZeneca PLC’s other subsidiaries.
The Trustee
The Bank of New York Mellon is the trustee under each of the indentures. As trustee, it has two main roles:
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first, it can enforce your rights against the applicable issuer if the applicable issuer defaults on debt securities issued under each indenture. There are some limitations on the extent to which the trustee may act on your behalf, described under “— Defaults and Related Matters — Remedies if an event of default occurs” below; and

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second, the trustee performs administrative duties for the issuers, such as sending you interest payments and notices.

Types of Debt Securities
Neither of the indentures limits the amount of debt securities that the applicable issuer can issue. Each of the indentures provides that debt securities may be issued in one or more series up to the aggregate principal amount as the applicable issuer authorizes from time to time. All debt securities of one series need not be issued at the same time, and the applicable issuer may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.
The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
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whether the debt securities are issued by AstraZeneca PLC, AstraZeneca Finance LLC or both of them, and whether debt securities will benefit from one or more guarantees;

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the title of the series of debt securities;

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the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;

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any exchange on which the debt securities will be listed;

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the date or dates on which the applicable issuer will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;

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any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;

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the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;

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the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which the applicable issuer may redeem the series of debt securities in whole or in part;

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any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
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the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;

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the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared or provable in bankruptcy, if other than the principal amount;

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the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than U.S. dollars;

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whether the applicable issuer or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;

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whether the applicable issuer will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

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any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;

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the forms of the series of debt securities;

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the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;

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any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;

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if applicable, a discussion of any additional or alternative material U.S. federal income and UK tax considerations; and

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any other special features of the series of debt securities. (Section 2.08)

The applicable issuer may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount. (Section 1.01)
Guaranty
Unless otherwise provided in the prospectus supplement relating to debt securities of any series of AstraZeneca Finance, each series of AstraZeneca Finance’s debt securities shall be fully and unconditionally guaranteed by the Guarantor as to (i) the prompt payment by AstraZeneca Finance of the outstanding principal of such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, (ii) the prompt payment by AstraZeneca Finance of any interest and any premium payable with respect to the outstanding principal of all such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise and (iii) the payment of all other sums owing from AstraZeneca Finance under such debt securities when and as the same shall become due, all in accordance with the terms of such debt securities and the AstraZeneca Finance indenture (the payment obligations by AstraZeneca PLC identified in subparagraphs (i) through (iii) being collectively referred to herein as the “Guaranteed Obligations”). All payments by the Guarantor shall be made in lawful money of the United States of America. Each Guaranty shall be unsecured and unsubordinated indebtedness of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor.
Each Guaranty shall terminate and be of no further force and effect (i) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all applicable debt securities then outstanding and all other Guaranteed Obligations of the Guarantor then due and owing or (ii) upon legal or covenant defeasance of AstraZeneca Finance’s obligations in accordance with the terms of the AstraZeneca Finance indenture or the full satisfaction and discharge of the AstraZeneca Finance indenture with respect to all series of debt securities issued thereunder; provided that all Guaranteed Obligations incurred to the date of such satisfaction and discharge have been paid in full.
Under the AstraZeneca Finance indenture, the Guarantor is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, a State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. The Guarantor is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. Its ability to take some of these actions is restricted in the following ways:
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any successor to the Guarantor must assume the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture; and

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if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.” (Section 8.01)

Each Guaranty shall provide that in the event of a default in the payment of principal of and any interest and any premium which may be payable by AstraZeneca Finance in respect of the debt securities issued by AstraZeneca Finance, the holder of such debt securities may institute legal proceedings directly against the Guarantor to enforce the Guaranty without proceeding first against AstraZeneca Finance.
Overview of the Remainder of this Description
The remainder of this description summarizes:
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Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the applicable issuer makes payments.

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Your right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.

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Your rights under several special situations, such as if the applicable issuer merges with another company or if the applicable issuer wants to redeem the debt securities for tax reasons.

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Covenants contained in the applicable indenture that restrict AstraZeneca PLC’s ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.

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Your rights if there is a default under the applicable indenture.

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Your rights if the applicable issuer wants to modify the applicable indenture.

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The relationship of the issuers with the trustee.

Additional Mechanics
Exchange and Transfer
The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. You may have your debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. (Section 2.08) This is called an exchange.
You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as the agent for the issuers for registering debt securities in the names of holders and for transferring registered debt securities. Each issuer may change this appointment to another entity or perform the service by itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 3.03)
You may not exchange your registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but the applicable issuer may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer. (Section 2.13)
The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with your proof of ownership.
If the debt securities are redeemable and the applicable issuer redeems less than all of the debt securities of a particular series, such issuer may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the applicable issuer first mails the notice of redemption and ends on the day of that mailing. The applicable issuer may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, the applicable issuer will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 2.13)
Payment and Paying Agents
The applicable issuer will pay interest to you if you are a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement. (Section 2.12)
Unless provided otherwise in the applicable prospectus supplement, the applicable issuer will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is currently located at The Bank of New York Mellon, 240 Greenwich, New York, New York 10286. At its option, the applicable issuer may pay interest on any debt securities by check mailed to the registered holders. (Sections 3.01, 3.02 and 3.03)
Some of the debt securities may be denominated, and payments may be made, in currencies other than U.S. dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
The applicable issuer may arrange for additional payment offices, or may cancel or change these offices, including the use of the trustee’s corporate trust office. These offices are called paying agents. The applicable issuer may also choose to act as its own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities the applicable issuer must notify the trustee. (Sections 3.03 and 3.04)
Payment of Additional Amounts
Payment of Additional Amounts by AstraZeneca PLC
Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca PLC or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca PLC under any series of AstraZeneca PLC debt securities, AstraZeneca PLC will (subject to compliance by holders of such AstraZeneca PLC debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that AstraZeneca PLC shall not be required to make any payment of additional amounts for or on account of:

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

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any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;

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any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or

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any combination of the exceptions listed above. (Section 3.02)

Payment of Additional Amounts by AstraZeneca Finance and the Guarantor
Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or

the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any series of AstraZeneca Finance debt securities, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such AstraZeneca Finance debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:
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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

•
any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the IRS under or with respect to FATCA;

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any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the debt security is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the debt security or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the debt security;

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any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the debt security for investment purposes only nor (B) buying the debt security for resale to a third party that either is not a bank or will hold the debt security for investment purposes only;

•
any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or

•
any combination of the exceptions listed above. (Section 3.02)

The Relevant Taxing Jurisdiction for AstraZeneca PLC, as issuer or Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK) and for AstraZeneca Finance is the United States.
In respect of payments by either AstraZeneca PLC or AstraZeneca Finance, no additional amounts shall be paid in the event that the obligation to pay additional amounts is the result of the issuance of definitive registered securities to a holder of predecessor securities at such holder’s request upon the occurrence of an event of default and at the time payment is made definitive registered securities have not been issued in exchange for the entire principal amount of the predecessor securities.
At least 5 business days prior to each date on which any payment under or with respect to the debt securities of any series is due and payable (unless such obligation to pay additional amounts arises after the 5th business day prior to the date on which payment under or with respect to the debt securities of such series is due and payable, in which case it will be promptly thereafter), if an issuer or the Guarantor (with respect to a series of AstraZeneca Finance debt securities) will be obligated to pay additional amounts with respect to such payment, the applicable issuer or the Guarantor (with respect to such series of AstraZeneca Finance debt securities), as the case may be, will deliver to the trustee an officers’ certificate stating that such additional amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the trustee to pay such additional amounts to the holders of the debt securities of such series on the payment date.
Mergers and Similar Events
AstraZeneca PLC
AstraZeneca PLC is generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, a State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca PLC is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. AstraZeneca PLC’s ability to take some of these actions is restricted in the following ways:
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any entity succeeding us must assume our obligations in relation to the debt securities and the guarantees under the applicable indenture; and

•
if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of our obligations in relation to the debt securities and guarantees under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.” (Section 8.01)

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens.” If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 8.02)
AstraZeneca Finance LLC
AstraZeneca Finance is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, any State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca Finance’s ability to take some of these actions is restricted in the following ways:
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any entity succeeding AstraZeneca Finance must assume AstraZeneca Finance’s obligations in relation to the debt securities and under the AstraZeneca Finance indenture;

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the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the Guaranty shall apply to AstraZeneca Finance’s successor’s obligations under AstraZeneca Finance’s debt securities and the AstraZeneca Finance indenture; and

•
if the succeeding entity is resident for tax purposes elsewhere than the U.S., the succeeding entity’s assumption of AstraZeneca Finance’s obligations in relation to the debt securities under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.” (Section 8.01)

AstraZeneca Finance is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to another person, and these actions are not limited under the AstraZeneca Finance indenture.
Optional Tax Redemption
Unless provided otherwise in the applicable prospectus supplement, the applicable issuer has the option to redeem the debt securities in the situations described below. The redemption price for the debt securities, other than debt securities issued with original issue discount, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. (Section 11.06) The redemption price for debt securities issued with original issue discount will be specified in the applicable prospectus supplement. The applicable issuer must give you between 10 and 60 days’ notice before redeeming the debt securities. (Section 11.02)
The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or a political subdivision thereof is party, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.
This first situation applies only in the case of changes, amendments, applications, interpretations or executions that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.
The second situation is where, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, which action is taken or brought on or after the date specified in the prospectus supplement for the applicable series of debt securities, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available. This second situation applies only in the case of actions taken on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.
The third situation is where, as a result of any delivery or requirement to deliver definitive, registered securities (having used all reasonable efforts to avoid having to issue such definitive registered securities), (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.
The fourth situation is where, if the person formed by a consolidation of the applicable issuer or Guarantor or into which the applicable issuer or Guarantor is merged or to which the applicable issuer or the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a holder additional amounts in respect of any tax, assessment or governmental charge which is imposed on any such holder or required to be withheld or deducted from any payment to such holder as a consequence of such consolidation, merger, conveyance, transfer or lease. (Section 11.06)
Covenants
Limitation on Liens
Some of the property of AstraZeneca PLC and its subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over the general creditors of AstraZeneca PLC and its subsidiaries, if such lender is not repaid. These preferential rights are generally called liens.
AstraZeneca PLC undertakes that it and certain of its subsidiaries, which we refer to as “restricted subsidiaries,” will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of its restricted subsidiaries unless AstraZeneca PLC grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 3.09)
•
Restricted subsidiary means any wholly-owned subsidiary of AstraZeneca PLC:

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with substantially all of its property located within the UK or the U.S.; and

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which owns a principal property, but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

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A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by AstraZeneca PLC, or by one or more of its wholly-owned subsidiaries or by AstraZeneca PLC and one or more of its wholly-owned subsidiaries.

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A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.

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Principal property means any manufacturing plant or facility or any research facility owned by AstraZeneca PLC or any restricted subsidiary. A principal property must also be located within the UK or the U.S. and have a gross book value (before deducting any depreciation reserve) exceeding 2% of AstraZeneca PLC’s consolidated net tangible assets. Principal property does not include:

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any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or

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any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property. (Section 1.01)

AstraZeneca PLC does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties and the shares of stock or indebtedness of its restricted subsidiaries is no more than 15% of its consolidated net tangible assets. (Section 3.09)
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Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:

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all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and

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all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders. (Section 1.01)

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:
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any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;

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any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;

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any lien securing debt owed to AstraZeneca PLC or to any of its restricted subsidiaries by AstraZeneca PLC or any of its restricted subsidiaries;

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any lien existing as of the date of the applicable indenture;

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any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;

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any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either AstraZeneca PLC or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to AstraZeneca PLC or a restricted subsidiary;

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any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;

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any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;

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any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of AstraZeneca PLC and/or for the benefit of any restricted subsidiary;

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any lien incurred or deposits made in the ordinary course of business, including but not limited to:

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any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;

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any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and

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any easements, rights-of-way, restrictions and other similar charges;

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any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;

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any lien securing taxes or assessments or other applicable governmental charges or levies;

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any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and

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any lien in favor of AstraZeneca PLC or any of its subsidiaries.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:
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any liens on property of AstraZeneca PLC or a restricted subsidiary in favor of the U.S. or any State of the U.S., or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens. (Section 3.09)

Limitation on Sale and Lease-Back Transactions
Neither AstraZeneca PLC nor any of its restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.
A sale and lease-back transaction is an arrangement between AstraZeneca PLC or a restricted subsidiary and any person in which AstraZeneca PLC or the restricted subsidiary leases back for a term of more than three years a principal property that AstraZeneca PLC or the restricted subsidiary has sold or transferred to that person.
AstraZeneca PLC and its restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of AstraZeneca PLC or any of its restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that AstraZeneca PLC or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.
This restriction does not apply to any sale and lease-back transaction if:
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AstraZeneca PLC or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;

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within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by AstraZeneca PLC or a restricted subsidiary, we apply an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to:
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the retirement of indebtedness for money borrowed, incurred or assumed by AstraZeneca PLC or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or

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investment in any principal property or principal properties. (Section 3.09)

This restriction on sale and lease-back transactions also does not apply to any transaction between AstraZeneca PLC and a restricted subsidiary, or between restricted subsidiaries.
Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the applicable indenture, compounded semiannually) of AstraZeneca PLC’s or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction. (Section 1.01)
Default and Related Matters
Events of Default
A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.
What is an event of default? An event of default means any of the following:
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Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;

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Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;

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Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;

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Covenant — breach or default by the applicable issuer or the Guarantor in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after the applicable issuer receives written notice of the default from the trustee or the applicable issuer and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;

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Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting (i) with respect to debt securities issued by AstraZeneca PLC, AstraZeneca PLC or (ii) with respect to debt securities issued by AstraZeneca Finance, AstraZeneca PLC or AstraZeneca Finance;

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Guarantees — with respect to the debt securities issued by AstraZeneca Finance, the Guaranty ceases to be in full force or effect or AstraZeneca PLC denies or disaffirms its obligations under the Guaranty; or

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Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.
Remedies if an event of default occurs.   If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the applicable indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the applicable indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the applicable indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (voting as one class), as the case may be, if certain conditions are met. (Section 4.01)
Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the applicable indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the applicable indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder. (Section 4.10)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 5.02) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the applicable indenture. (Section 4.09)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities of an applicable series, the following must occur:
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you must give the trustee written notice that an event of default with respect to an applicable series has occurred and remains uncured;

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the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

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the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period. (Section 4.06)

These limitations do not apply to a suit instituted by you for the enforcement of payment of the principal or interest on a debt security of a particular series on or after the respective due dates. (Section 4.07)

With respect to debt securities issued by AstraZeneca PLC, the issuer will file annually with the trustee on or before March 31 in each year a written statement of certain of its officers certifying that, to their knowledge, the issuer has not defaulted on its covenants under the applicable indenture or else specifying any default that exists. With respect to debt securities issued by AstraZeneca Finance LLC, the issuer and the Guarantor will file annually with the trustee on or before March 31 in each year a written statement of certain of their officers certifying that, to their knowledge, the issuer and the Guarantor have not defaulted on their covenants under the applicable indenture or else specifying any default that exists. (Section 3.06)
For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.
Modification of the Indentures and Waiver
There are three types of changes which the applicable issuer can make to the applicable indenture and any series of debt securities under the applicable indenture.
Changes not requiring approval.   The first type of change does not require any vote by holders of debt securities. Your consent is not required to do any of the following:
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to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;

•
to evidence the succession of any successor corporation to the applicable issuer or the Guarantor as described under “Mergers and Similar Events” above;

•
to evidence the succession of any successor trustee under the applicable indenture or to add to or change any provisions of the applicable indenture as necessary to provide for the appointment of an additional trustee or trustees;

•
to add to the covenants or to add additional events of default for the benefit of the holders of any series of the applicable debt securities;

•
to cure any ambiguity or to correct or supplement any provision of the applicable indenture that may be defective or inconsistent with any other provision of such indenture; or

•
to make any other provisions with respect to matters or questions arising under the applicable indenture as the board of directors of the applicable issuer or AstraZeneca PLC, as guarantor, may deem necessary or desirable and that shall not adversely affect the interests of holders of any applicable series of the debt securities in any material respect. (Section 7.01)

Changes requiring the approval of a majority of holders.   The second type of change to either indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the applicable indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below. (Section 7.02)
Changes requiring your approval.   Third, there are changes that cannot be made to your debt securities without the specific approval of each affected holder. Your consent is required before the applicable issuer could do any of the following:
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extend the final maturity of a debt security;

•
reduce the principal amount of a debt security;

•
reduce the rate or extend the time of payment of any interest on a debt security;

•
reduce any amount payable on redemption of a debt security;

•
reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;

•
impair your right to sue for payment;

•
impair any right of repayment at the option of the holder;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

•
change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments; or

•
with respect to the debt securities issued by AstraZeneca Finance LLC, change, in any manner adverse to the interest of holders of the debt securities, the terms and provisions of the guarantees in respect of the due and punctual payment of principal of and interest on the debt securities. (Section 7.02)

Satisfaction, Discharge and Defeasance
The applicable issuer may terminate its repayment and obligations on a particular series of the debt securities, when:
•
such issuer has paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or

•
such issuer has delivered to the trustee for cancellation all outstanding debt securities of any series; or

•
all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and the applicable issuer has made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name of the issuer; and

•
the applicable issuer has deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the applicable indenture. (Section 9.01)

The applicable issuer may legally release itself from any payment or other obligations on the debt securities of a particular series, except for various obligations described below, if such issuer, in addition to other actions, puts in place the following arrangements for you:
•
the applicable issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
the applicable issuer must deliver to the trustee either a legal opinion of its counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same U.S. federal income tax as would be the case if the defeasance did not occur or a ruling to that effect received from or published by the IRS. (Section 9.03)

However, even if the applicable issuer takes these actions, a number of obligations relating to the debt securities will remain. These include the following obligations:
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to register the transfer and exchange of debt securities and the right of optional redemption, if any;

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to replace mutilated, defaced, destroyed, lost or stolen debt securities;

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to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;

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immunities of the trustee; and

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to hold money for payment in trust. (Sections 9.01 and 9.03)

Government obligation means securities that are:
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direct obligations of the U.S. or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the U.S. or such foreign government; or

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obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the U.S. or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the U.S. or such foreign government, and are not callable or redeemable at the option of the applicable issuer.
Government obligation also includes:
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a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt. (Section 1.01)

Notices
Each applicable issuer and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records. (Section 10.04)
Regardless of who acts as paying agent, all money that the applicable issuer pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to the applicable issuer. After that two-year period, you may look only to the applicable issuer for payment and not to the trustee, any other paying agent or anyone else. (Section 9.05)
Governing Law
The debt securities, the guarantees and each of the indentures will be governed by and construed in accordance with the laws of the State of New York. (Section 10.08)
Concerning the Trustee
The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.
If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving the applicable issuer notice or the applicable issuer’s default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities of a series or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT
Securities issued by either issuer may be held through one or more international and domestic clearing systems. The principal clearing systems the issuers will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the U.S., Clearstream Banking S.A. (“Clearstream, Luxembourg”) in Luxembourg, and Euroclear Bank SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities issued by either issuer in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the U.S., its territories and possessions must initially hold their interests through Clearstream, Luxembourg, Euroclear, or the clearance system that is described in the applicable prospectus supplement.
The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
The issuers have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. The issuers have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. The issuers also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects the issuers’ understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has advised the issuers as follows:
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DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in the accounts of its participants. This eliminates the need for physical movement of certificates.

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Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

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Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

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The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg
Clearstream, Luxembourg has advised the issuers as follows:
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Clearstream, Luxembourg is a duly licensed bank incorporated as a société anonyme under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities.

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Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

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Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships.

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Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer.

Euroclear
Euroclear has advised the issuers as follows:
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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

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Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries.

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Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.

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Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

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All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems
The issuers may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system which the issuers choose will be described in the applicable prospectus supplement.

Primary Distribution
The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
The applicable issuer will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.
Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Clearstream, Luxembourg and Euroclear
We understand that investors that hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.
Securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Clearstream, Luxembourg and/or Euroclear Participants
We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.
Trading between a DTC Seller and a Clearstream, Luxembourg or Euroclear Purchaser
A purchaser of securities that are held in the account of a DTC participant must send instructions to Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Clearstream, Luxembourg or Euroclear participant. Clearstream, Luxembourg or Euroclear, as the case may be, will then instruct the common depositary for Clearstream, Luxembourg and Euroclear to receive the securities either against payment or free of payment.
The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Clearstream, Luxembourg or Euroclear cash debit will be valued as of the actual settlement date instead.
Clearstream, Luxembourg participants or Euroclear participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, participants may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their accounts one business day later.
As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the U.S. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

CERTAIN UK AND U.S. FEDERAL TAX CONSIDERATIONS
In this section, debt securities issued by AstraZeneca PLC are referred to as “AZ PLC Debt Securities” and debt securities issued by AstraZeneca Finance LLC are referred to as “AZ Finance Debt Securities” (together with the AZ PLC Debt Securities, the “Debt Securities”).
UNITED KINGDOM TAXATION
The following is a general description of certain UK tax considerations relating to the Debt Securities based on current law and practice in the UK. It does not purport to be a complete analysis of all tax considerations relating to the Debt Securities and does not constitute tax advice. It relates to the position of persons who are the absolute beneficial owners of the Debt Securities and some aspects do not apply to certain classes of taxpayer (such as dealers and holders of the Debt Securities who are connected or associated with the issuer for relevant tax purposes). It does not discuss the UK tax treatment relevant to convertible or exchangeable securities, asset linked securities or securities issued at anything other than no discount or a fixed discount to their redemption amount.
Please consult your own tax advisor concerning the consequences of owning the Debt Securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.
Interest Payments
Payments of interest on AZ PLC Debt Securities will not be subject to withholding or deduction for or on account of UK taxation to the extent that the AZ PLC Debt Securities are treated as “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 (the “Act”). This will be the case so long as the AZ PLC Debt Securities are listed on a “recognised stock exchange” within the meaning of Section 1005 of the Act. Nasdaq will be a “recognised stock exchange” so long as it is registered with the SEC as a national securities exchange.
Even if the AZ PLC Debt Securities do not qualify as “quoted Eurobonds”, the withholding obligation is disapplied in respect of payments to holders who AstraZeneca PLC reasonably believes are either a UK resident company or a non-UK resident company carrying on a trade in the UK through a UK permanent establishment in respect of which the payment is required to be brought into account in calculating the non-UK resident’s UK chargeable profits, or otherwise fall within various categories enjoying a special tax status (including charities and pension funds), or are partnerships consisting of such persons (in each case, unless H.M. Revenue and Customs (“HMRC”) directs otherwise).
In all other cases, payments of interest on AZ PLC Debt Securities will generally be made after deduction of tax at the basic rate, which is currently 20%. Certain holders of Debt Securities who are resident in the U.S. may be entitled to receive payments free of deductions for or on account of UK tax under the UK — U.S. double taxation treaty and may therefore be able to obtain a direction to that effect from the appropriate taxation authority in the UK. Holders of Debt Securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will, in either case, only be issued on prior application to the relevant tax authorities by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of Debt Securities resident in another jurisdiction who is entitled to relief may subsequently claim the amount, or a proportion of the amount, as appropriate, withheld, from HMRC.
The interest on AZ PLC Debt Securities will have a UK source for tax purposes and, as such, may be subject to income tax by direct assessment even where paid without withholding. However, interest with a UK source received without deduction or withholding on account of UK tax will effectively not be chargeable to UK tax in the hands of a person who is not resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a branch or agency (or, for holders who are companies, through a permanent establishment) in the UK in connection with which the interest is received or to which the AZ PLC Debt Securities are attributable. There are certain exceptions for interest received by certain categories of agents (such as some brokers and investment managers).

The provisions relating to additional payments referred to in “— Payment of Additional Amounts” above would not apply if HMRC sought to assess the person entitled to the relevant interest or (where applicable) profit on any AZ PLC Debt Securities directly to UK income tax. However, exemption from or reduction of such UK tax liability might be available under an applicable double taxation treaty.
Interest paid by AstraZeneca Finance LLC on AZ Finance Debt Securities is not currently expected to have a UK source and, as such, UK withholding is not expected to be applicable to such interest payments. If such interest did have a UK source, the comments in the preceding paragraphs of this section headed “Interest Payments” would apply.
The reference to “interest” in this “United Kingdom Taxation” section means “interest” as understood in UK tax law, and in particular any premium element of the redemption amount of any Debt Securities redeemable at a premium may constitute a payment of interest subject to the withholding tax provisions discussed above. In certain cases, the same could be true for amounts of discount where the Debt Securities are issued at a discount. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Debt Securities or any related documentation.
Depending on the correct legal analysis of payments made by the Guarantor as a matter of UK tax law, it is possible that payments by the Guarantor in respect of the AZ Finance Debt Securities would be subject to withholding on account of UK tax, subject to any applicable exemptions or reliefs (and noting that not all of the exemptions and reliefs set out above would necessarily be applicable).
Optional Tax Redemption
In the earlier section entitled “Description of Debt Securities and Guarantees — Optional Tax Redemption” we set out situations in which AstraZeneca PLC may redeem any AZ PLC Debt Securities or AstraZeneca Finance LLC may redeem any AZ Finance Debt Securities.
Disposal (including Redemption)
A holder of Debt Securities who is not a resident in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of a Debt Security, any gain accrued in respect of a Debt Security or any change in the value of a Debt Security, unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a branch or agency (or, for corporate holders, a permanent establishment) and the debt security was used in or for the purposes of that trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment or used or held for the purposes of the branch or agency or permanent establishment.
In general holders that are within the charge to UK corporation tax (other than investment trusts, venture capital trusts, authorized unit trusts and open-ended investment companies) will be treated for UK tax purposes as realizing profits, gains or losses (including exchange gains and losses) in respect of the Debt Securities on a basis which is broadly in accordance with their statutory accounting treatment so long as the accounting treatment is in accordance with generally accepted accounting practice as that term is defined for UK tax purposes. Such profits, gains and losses (or, where the holder’s functional currency is not sterling, then the sterling equivalent of such profits, gains and losses as computed in the holder’s functional currency) will be taken into account in computing taxable income for UK corporation tax purposes.
Holders of Debt Securities that are investment trusts, venture capital trusts, authorized unit trusts or open-ended investment companies will be subject to the same taxation treatment in respect of the Debt Securities as other holders that are within the charge to UK corporation tax, other than with respect to capital profits, gains or losses as defined.
If the holder is an individual resident in the UK, he or she may have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the Debt Securities are “qualifying corporate bonds” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will arise on a disposal of the Debt Securities for the purposes of taxation of chargeable gains. Any capital gains would be calculated by comparing the sterling values on purchase and disposal of the securities, so a liability to tax could arise where the non-sterling amount received on a disposal was less than or the same as the amount paid for the Debt Securities.
The provisions of the accrued income scheme (the “Scheme”) may apply to certain holders who are not subject to UK corporation tax, in relation to a transfer of the Debt Securities. On a transfer of securities with accrued interest the Scheme usually applies to deem the transferor to receive an amount of income equal to the accrued interest and to treat the deemed or actual interest subsequently received by the transferee as reduced by a corresponding amount. Generally, persons who are not resident in the UK and who do not carry on a trade in the UK through a branch or agency to which the Debt Securities are attributable will not be subject to the provisions of these rules.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No UK stamp duty or SDRT will generally be payable on dealings in AZ PLC Debt Securities or AZ Finance Debt Securities (as applicable) within a clearance service where such dealings are effected in electronic book entry form and not by written instrument of transfer, except where the clearance service has elected to apply an alternative system of charge, in which case the UK stamp duty or SDRT treatment of the AZ PLC Debt Securities or AZ Finance Debt Securities will depend on their particular terms and conditions.
UNITED STATES TAXATION
The following discussion is a summary based on present law of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of AZ PLC Debt Securities and AZ Finance Debt Securities. This discussion addresses only (i) U.S. Holders (as defined below) who purchase Debt Securities in an offering at the original offering price and hold Debt Securities as capital assets and use the U.S. dollar as their functional currency and (ii) Non-U.S. Holders (as defined below) who purchase AZ Finance Debt Securities in an offering at the original offering price and hold AZ Finance Debt Securities as capital assets. This discussion is not a complete description of all U.S. tax considerations relating to the purchase, ownership and disposition of a Debt Security. It does not address the tax treatment of prospective purchasers subject to special rules, such as banks and certain other financial institutions, dealers in securities or currencies, traders that elect to mark-to-market, insurance companies, regulated investment companies, real estate investment trusts, investors liable for the alternative minimum tax, investors required to take certain amounts into income no later than the time such amounts are reflected on their audited financial statements, U.S. expatriates, tax-exempt entities, pass-through entities (including partnerships and S-corporations) or persons holding Debt Securities as part of a hedge, straddle, conversion or other integrated financial transaction. It also does not address the tax treatment of U.S. Holders that will hold Debt Securities in connection with a permanent establishment or fixed base outside of the United States. This summary also does not address U.S. federal taxes other than the income tax (such as the Medicare surtax on net investment income or estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations.
EACH PROSPECTIVE PURCHASER SHOULD SEEK ADVICE FROM ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES UNDER ITS OWN PARTICULAR CIRCUMSTANCES OF INVESTING IN DEBT SECURITIES UNDER THE LAWS OF THE UNITED KINGDOM, THE UNITED STATES AND ITS CONSTITUENT JURISDICTIONS AND ANY OTHER JURISDICTION WHERE THE PURCHASER MAY BE SUBJECT TO TAXATION.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Debt Securities that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation (or other business entity treated as a corporation) that is organized under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A “Non-U.S. Holder” means a beneficial owner of Debt Securities that is not a U.S. Holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
The U.S. federal income tax treatment of a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that acquires, owns or disposes of a Debt

Security generally will depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partnership should consult its own advisors about the tax consequences for its partners of the acquisition, ownership or disposition of a Debt Security.
There may be further discussion of U.S. federal income tax considerations in the prospectus supplement for each series of Debt Securities.
U.S. Holders
Interest
Except as discussed below under “— Original Issue Discount,” interest on the Debt Securities (including any tax withheld therefrom and additional amounts paid in respect of such withholding) generally will be includible in the gross income of a U.S. Holder in accordance with its regular method of tax accounting for U.S. federal income tax purposes. Interest on floating rate Debt Securities will generally accrue at a hypothetical fixed rate equal to the rate at which such Debt Securities bore interest on their issue date. The amount of interest actually recognized for any accrual period will increase (or decrease) if the interest actually paid during the period is more (or less) than the amount accrued at the hypothetical rate. U.S. Holders of floating rate Debt Securities, therefore, generally will recognize income for each period equal to the amount paid during that period.
The interest from AZ PLC Debt Securities generally will be ordinary income from sources outside the United States and the interest from AZ Finance Debt Securities generally will be U.S. source ordinary income. If any UK tax is withheld from interest paid on AZ PLC Debt Securities, a U.S. Holder may, subject to certain conditions and limitations, be entitled to a foreign tax credit in respect of such tax.
A cash basis U.S. Holder receiving interest denominated in a currency other than U.S. dollars must include a U.S. dollar amount in income based on the spot exchange rate on the date of receipt whether or not the payment is converted to U.S. dollars. An accrual basis U.S. Holder (or a cash basis U.S. Holder in the case of interest, such as original issue discount, that must be accrued prior to receipt) receiving interest denominated in a currency other than U.S. dollars must include in income a U.S. dollar amount based on the average exchange rate during the accrual period (or, if an accrual period spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment in currency other than U.S. dollars, U.S. Holders that have accrued interest will recognize exchange gain or loss equal to the difference, if any, between the U.S. dollar amount of interest previously accrued and the U.S. dollar value of the payment received determined at the spot exchange rate on the date of receipt. Such exchange gain or loss will be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense.
An accrual basis U.S. Holder may elect to translate accrued interest into U.S. dollars at the spot exchange rate on the last day of the accrual period (or, if an accrual period spans two taxable years, at the exchange rate on the last day of the first taxable year for the interest accrued through that date). If accrued interest actually is received within five business days of the last day of the accrual period (or the taxable year, in the case of a partial accrual period), an electing accrual basis U.S. Holder instead may translate the accrued interest at the spot exchange rate on the date of actual receipt for purposes of translating accrued interest income into U.S. dollars (in which case no exchange gain or loss will be taken into account upon receipt). Any currency translation elections will apply to all debt instruments that the electing U.S. Holder holds or acquires as of the beginning of that taxable year. A U.S. Holder may not revoke this election without the consent of the U.S. Internal Revenue Service (the “IRS”).
For purposes of this discussion, the “spot exchange rate” generally means a rate that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency other than the U.S. dollar on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate. The “average rate” for an accrual period (or partial period) is the average of the spot exchange rates for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by a U.S. Holder.

Original Issue Discount
Debt Securities may be issued with “original issue discount” (“OID”). If the Debt Securities are issued with more than a statutory de minimis amount of OID, a U.S. Holder must accrue the OID into income on a constant yield to maturity basis, regardless of its regular method of tax accounting and whether or not it receives cash payments attributable to such OID. The Debt Securities will be issued with OID to the extent that their stated redemption price at maturity exceeds their issue price. However, a U.S. Holder will not have to accrue the OID if such excess is less than /4 of 1% of the stated redemption price at maturity of the Debt Securities multiplied by the number of complete years to their maturity (“de minimis OID”). The issue price of the Debt Securities is the initial price at which a substantial amount of the Debt Securities are first sold to the public (excluding sales to underwriters, placement agents, brokers or similar persons). The stated redemption price at maturity is generally the sum of all payments due on a Debt Security other than payments of stated interest that are unconditionally payable at least annually at a single fixed rate or, subject to certain conditions, one or more “qualified floating rates” (“qualified stated interest”). Accrued OID relating to an AZ PLC Debt Security, if any, generally will be treated as ordinary income from sources outside of the United States. Accrued OID relating to an AZ Finance Debt Security, if any, generally will be treated as U.S. source ordinary income.
If the Debt Securities are issued with more than de minimis OID, a U.S. Holder generally must include in income the sum of the “daily portions” of OID with respect to a Debt Security for each day during the taxable year or portion of the taxable year in which such holder held that Debt Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a debt instrument issued with OID may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.
The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of: (i) the product of the Debt Security’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, and reduced by any payments previously made on the Debt Security other than a payment of qualified stated interest. Under these rules, a U.S. Holder will generally have to include in income increasingly greater amounts of OID in successive accrual periods.
Floating rate Debt Securities are subject to special OID rules. In the case of a floating rate Debt Security, both the yield to maturity and qualified stated interest will be determined as though the floating rate Debt Security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable on the date of issue or, in the case of certain floating rate Debt Securities, the rate that reflects the yield to maturity that is reasonably expected for the floating rate Debt Security. In certain cases, floating rate Debt Securities that bear stated interest and are issued at par may have OID, with the result that the inclusion of interest in income may vary from the actual cash payments of interest made on such floating rate Debt Securities.
If AstraZeneca PLC or AstraZeneca Finance LLC has an unconditional option to redeem a Debt Security, for purposes of determining the yield and maturity of the Debt Instrument under the OID rules, the option will be presumed to be exercised if, utilizing an early redemption date and the amount payable on such date, the yield on the Debt Security would be lower than its yield to stated maturity. If the option is not exercised when presumed to be exercised, for purposes of computing future accruals of OID, the Debt Security would be treated as if it were retired and a new Debt Security were issued on the presumed exercise date for an amount equal to the Debt Security’s adjusted issue price on that date.
OID on a Debt Security that is denominated in a single currency other than U.S. dollars will be determined for any accrual period in the applicable currency and then translated into U.S. dollars in the same manner as other interest income accrued by an accrual method U.S. Holder, as described above under “— Interest.” A U.S. Holder will recognize exchange gain or loss when OID is paid to the extent of the difference between the U.S. dollar amount of the accrued OID and the U.S. dollar value of the currency received based on the spot exchange rate on the date of receipt. Such exchange gain or loss will be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense. For this purpose, all payments (other than qualified stated interest) on a Debt Security will first be viewed as payments of previously accrued OID, with payments considered made for the earliest accrual periods first.
A U.S. Holder may elect to treat all interest on a Debt Security as OID applying the constant yield method described above to accrue such interest, with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, acquisition discount, and unstated interest, as adjusted by any amortizable bond premium. In applying the constant yield method to a Debt Security with respect to which this election has been made, the issue price of a Debt Security will equal the electing U.S. Holder’s adjusted basis in the Debt Security immediately after its acquisition, the issue date of the Debt Security will be the date of its acquisition by the electing U.S. Holder, and no payments on the Debt Security will be treated as payments of qualified stated interest. If a U.S. Holder makes this election, it will apply only to the Debt Security with respect to which it is made and the U.S. Holder may not revoke it without the consent of the IRS. A U.S. Holder making this election with respect to a Debt Security with bond premium will be deemed to have made the election (discussed below in “— Bond Premium”) to amortize bond premium currently with respect to all debt instruments with bond premium held or acquired by such U.S. Holder as of the beginning of that taxable year.
Short-Term Debt Securities
A U.S. Holder of a Debt Security with a maturity of one year or less (a “Short-Term Debt Security”) will be subject to special rules. The OID rules do not treat interest payments on a Short-Term Debt Security as qualified stated interest, but instead treat a Short-Term Debt Security as having OID determined by including stated interest payments in a Short-Term Debt Security’s stated redemption price at maturity. Except as noted below, a cash basis U.S. Holder of a Short-Term Debt Security generally will not be required to accrue OID currently, but will be required to treat any gain realized on a sale or other disposition of a Short-Term Debt Security as ordinary income to the extent such gain or loss does not exceed the OID accrued with respect to the Short-Term Debt Security during the period the U.S. Holder held such Short-Term Debt Security. Accrual basis (and electing cash basis) U.S. Holders will include OID on a Short-Term Debt Security in income on a current basis.
A U.S. Holder will accrue OID on a Short-Term Debt Security on a straight-line method unless it elects a constant yield method. If a U.S. Holder makes this election, it will apply only to the Short-Term Debt Security with respect to which it is made, and the U.S. Holder may not revoke it. Furthermore, unless a U.S. Holder is required or elects to include OID into income on a current basis as described above, a U.S.
Holder of a Short-Term Debt Security having OID may be required to defer the deduction of all or a portion of the interest expense on any debt incurred or maintained to purchase or carry such Short-Term Debt Security.
Bond Premium
A U.S. Holder that has an initial tax basis in a Debt Security that is greater than its stated redemption price at maturity may elect to treat the excess as amortizable bond premium. If a U.S. Holder makes this election, it will reduce the amount required to be included in income each year with respect to interest on the Debt Security by the amount of amortizable bond premium allocable to that year (based on a constant yield method). If a U.S. Holder makes an election to amortize bond premium, it will apply to all the taxable debt instruments of a U.S. Holder with bond premium that the electing U.S. Holder holds or acquires as of the beginning of that taxable year. A U.S. Holder may not revoke this election without the consent of the IRS.
In the case of a Debt Security denominated in a currency other than U.S. dollars, bond premium is computed in units of the relevant foreign currency and amortizable bond premium reduces interest income in units of such foreign currency. At the time amortized bond premium offsets interest income, foreign currency exchange gain or loss (taxable as U.S. source ordinary income or loss, but not generally as interest income or expense) is realized based on the difference between spot exchange rates at that time and at the time of the acquisition of the Debt Security.
With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium constitutes a capital loss when the Debt Security matures.
Disposition
A U.S. Holder generally will recognize gain or loss on a sale, retirement, redemption or other taxable disposition of a Debt Security in an amount equal to the difference between the amount realized (less any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Debt Security, both as determined in U.S. dollars. In the case of a disposition of a Debt Security for an amount denominated in a foreign currency, the U.S. dollar amount realized will be the value of the foreign currency received based on the spot exchange rate on the date of disposition (or, if the Debt Securities are traded on an established securities market and the holder is a cash basis or an electing accrual basis holder, the settlement date). A U.S. Holder’s adjusted tax basis in a Debt Security generally will be the amount paid for the Debt Security, increased by the U.S. dollar amount of OID included in the U.S. Holder’s income with respect to the Debt Security and reduced by any bond premium amortized with respect to the Debt Security and the U.S. dollar value of any OID payments (including stated interest in excess of qualified stated interest) and principal payments previously received by the holder. The amount paid for a Debt Security denominated in a foreign currency will be the U.S. dollar value of the currency based on the spot exchange rate on the date of purchase (or, if the Debt Securities are traded on an established securities market and the U.S. Holder is a cash basis or an electing accrual basis holder, the settlement date).
Subject to the discussion above under “— Short-Term Debt Securities” and the discussion below of foreign currency exchange gain or loss, gain or loss recognized on a disposition of a Debt Security will generally be capital gain or loss. Any capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Debt Security for more than one year at the time of disposition. A non-corporate U.S. Holder’s long-term capital gain may be taxed at lower rates. Deductions for capital losses are subject to limitations. Gain or loss recognized on a disposition of a Debt Security (regardless of whether it is of an AZ PLC Debt Security or an AZ Finance Debt Security) will generally be treated as from U.S. sources. On a disposition of a Debt Security denominated in a foreign currency, a U.S. Holder generally will recognize foreign currency exchange gain or loss with respect to the principal amount of the Debt Security (which, for this purpose, will be the U.S. Holder’s purchase price in the relevant foreign currency). Such foreign currency exchange gain or loss generally will be equal to the difference between the U.S. dollar value of the principal amount of the Debt Security on the date of acquisition and on the date of disposition. Foreign currency exchange gain or loss will be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense. The amount of foreign currency exchange gain or loss recognized on a disposition of a Debt Security (with respect to both principal and interest) cannot exceed overall gain or loss realized on disposition of the Debt Security.
If a U.S. Holder recognizes a loss on a disposition of a Debt Security denominated in a foreign currency and such loss is above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.
Foreign Currency Exchange Gain or Loss
The tax basis of currency other than U.S. dollars received by a U.S. Holder generally will equal the U.S. dollar equivalent of such foreign currency at the spot exchange rate on the date it is received. Upon the subsequent exchange of such foreign currency for U.S. dollars, another currency, or property, a U.S. Holder generally will recognize exchange gain or loss equal to the difference between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollars received or the U.S. dollar value of the other currency (at the spot exchange rate on the date of exchange) or property. Such gain or loss will be U.S. source ordinary gain or loss.

Non-U.S. Holders
Withholding Tax
Interest (which, for purposes of this discussion of Non-U.S. Holders, includes any OID) paid to a Non-U.S. Holder on an AZ PLC Debt Security will be exempt from U.S. withholding tax.
Subject to the discussion below under “— FATCA Withholding,” interest paid to a Non-U.S. Holder on an AZ Finance Debt Security generally will be exempt from U.S. withholding tax if (i) the Non-U.S. Holder is not considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) of AstraZeneca Finance LLC, (ii) the Non-U.S. Holder is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to AstraZeneca Finance LLC, (iii) the Non-U.S. Holder is not treated as a bank holding the AZ Finance Debt Security as an extension of credit in the ordinary course of its banking business for U.S. federal income tax purposes, (iv) payments on the AZ Finance Debt Security are not contingent interest ineligible for the portfolio interest exemption from U.S. withholding tax (generally interest determined by reference to income, profits, cash flow, sales, dividends or other similar attributes of AstraZeneca Finance LLC or any related person) and (v) the Non-U.S. Holder has furnished to the applicable withholding agent a complete IRS withholding form (generally, an applicable Form W-8) upon which the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person. If a Non-U.S. Holder does not satisfy the requirements described above, then, subject to the discussion below under “— Net Income Tax”, interest paid to a Non-U.S. Holder on an AZ Finance Debt Security generally will be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income treaty, provided the Non-U.S. Holder satisfies applicable certification requirements establishing its eligibility for such lower rate).
Disposition
Gain realized by a Non-U.S. Holder on the disposition of a Debt Security generally will not be subject to U.S. withholding tax or income tax unless (i) the gain is effectively connected with such holder’s conduct of a trade or business within the United States (as discussed below under “— Net Income Tax”) or (ii) the holder is an individual present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% U.S. federal income tax.
Net Income Tax
If a Non-U.S. Holder is engaged in a trade or business within the United States, interest paid to the holder on a Debt Security or gain realized by the holder on the disposition of a Debt Security generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the holder were a U.S. Holder, if such interest or gain is effectively connected with such holder’s conduct of that U.S. trade or business (and, if required by an applicable income tax treaty applies, is attributable to such holder’s U.S. permanent establishment). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its effectively connected earnings and profits, subject to adjustments. Any such effectively connected interest on an AZ Finance Debt Security generally will be exempt from U.S. withholding tax if the Non-U.S. Holder satisfies applicable certification requirements (generally, by providing a properly executed IRS Form W-8ECI).
FATCA Withholding
Payments to a Non-U.S. Holder of interest on AZ Finance Debt Securities generally will be subject to a 30% gross basis withholding tax in the case of interest paid to a “foreign financial institution” or a “nonfinancial foreign entity” within the meaning of Sections 1471 through 1474 of the Code and regulations and other guidance promulgated thereunder (collectively “FATCA”), unless certain procedural requirements are satisfied and certain information is provided to the IRS or such Non-U.S. Holder complies with certain requirements under laws, regulations or other guidance implementing an intergovernmental agreement between the United States and such Non-U.S. Holder’s home jurisdiction, and certain information is provided to the tax authorities in the Non-U.S. Holder’s home jurisdiction. Under proposed U.S. Treasury Regulations published on December 18, 2018, upon which a Non-U.S. Holder may rely until final U.S. Treasury Regulations are issued, payments of gross proceeds from the sale, retirement or other disposition of AZ Finance Debt Securities will not be subject to FATCA withholding. Payments with respect to AZ PLC Debt Securities generally should not be subject to FATCA withholding.
Information Reporting and Backup Withholding
For U.S. Holders, payments of interest (including accruals of OID) and proceeds from the sale, redemption or other disposition of a Debt Security may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status, or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns.
Generally, the amount of interest (including any OID) paid to a Non-U.S. Holder with respect to the AZ Finance Debt Securities and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder generally will not be subject to any other information reporting or backup withholding with respect to payments of interest on the Debt Securities or the proceeds from the sale, redemption or other disposition of the Debt Securities if such holder properly certifies to its foreign status or otherwise establishes an exemption.
Backup withholding is not an additional tax and a holder can claim a credit against its U.S. federal income tax liability for the amount of any backup withholding and a refund of any excess, provided the required information is timely furnished to the IRS.
Certain rules may require individual U.S. Holders to report to the IRS information with respect to Debt Securities not held through an account with certain financial institutions. U.S. Holders who fail to report required information could become subject to substantial penalties. Potential investors should consult their own tax advisors regarding the possible implications of these rules for their investment in Debt Securities.

PLAN OF DISTRIBUTION
The issuers may sell the securities offered by this prospectus:
•
through underwriters;

•
through dealers;

•
through agents;

•
directly to other purchasers;

•
through any combination of these methods of sale; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement relating to any offering will identify or describe:
•
any underwriter, dealers or agents;

•
their compensation;

•
the net proceeds to the applicable issuer;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed.

Underwriters
If the applicable issuer uses underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless provided otherwise in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If the applicable issuer uses dealers in the sale, unless provided otherwise in the applicable prospectus supplement, the applicable issuer will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
The applicable issuer may sell securities directly or through agents that the applicable issuer designates, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions which the applicable issuer will pay to that agent. Unless provided otherwise in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Contracts with Institutional Investors for Delayed Delivery
If the applicable issuer indicates in the applicable prospectus supplement, the applicable issuer will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies;

•
educational and charitable institutions; and

•
other similar institutions as the applicable issuer may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:
•
the validity of the arrangements; or

•
the performance by the applicable issuer or the institutional investor.

Indemnification
Agreements that the issuers and the Guarantor enter into with underwriters, dealers or agents may entitle them to indemnification by the applicable issuer and, in the case of debt securities issued by AstraZeneca Finance, the Guarantor against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, AstraZeneca PLC and its subsidiaries in the ordinary course of business.
Market Making
Unless provided otherwise in the applicable prospectus supplement, each series of securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Expenses
The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

LEGAL MATTERS
Freshfields Bruckhaus Deringer US LLP, our U.S. counsel, will pass upon the validity of the debt securities and guarantees with respect to U.S. Federal law and New York State law. Freshfields Bruckhaus Deringer LLP, our English solicitors, will pass upon the validity of the debt securities and guarantees with respect to English law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Controls over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants in England and Wales.

PART II OF FORM F-3
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
AstraZeneca PLC
Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of AstraZeneca PLC (which may be referred to as the “Company” in this Item 8) or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.
Deed of Indemnity
The Company has entered into Deeds of Indemnity with the directors of the Company that provide that, subject to certain conditions precedent and limitations, in consideration for such director or officer continuing in, retiring, or accepting, office as a director or officer of (i) the Company or (ii) any of the Company’s subsidiaries, the Company will indemnify and hold the director harmless in respect of all (a) claims, actions and proceedings and (b) losses, damages, penalties, liabilities, compensation or other awards, or any settlement thereof to which the Company consents, arising in connection with any claims, actions or proceedings (whether instigated, imposed, incurred or settled under the laws of any jurisdiction) arising out of, or in connection with, the actual or purported exercise of, or failure to exercise any of the director’s powers, duties or responsibilities as a director or officer of the Company or any of its subsidiaries.
Article 95.2 of AstraZeneca PLC s’ Articles of Association provides:
Without prejudice to the provisions of Article 138, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:
(a)
a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)
a trustee of any pension fund in which employees of the Company or any other body referred to in Article 95.2(a) are or have been interested,

including, without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of that person’s duties or in the exercise or purported exercise of that person’s powers or otherwise in relation to that person’s duties, powers or offices in relation to the relevant body or fund.
Article 138 of AstraZeneca PLC s’ Articles of Association provides:
Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by such director or other officer for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.
Section 232 of the Companies Act 2006 provides:
1.
Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

2.
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by:
(a)
section 233 (provision of insurance),

(b)
section 234 (qualifying third party indemnity provision), or

(c)
section 235 (qualifying pension scheme indemnity provision).

3.
This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

4.
Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 234 of the Companies Act 2006 provides:
1.
Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

2.
Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.
3.
The provision must not provide any indemnity against:

(a)
any liability of the director to pay:

(i)
a fine imposed in criminal proceedings, or

(ii)
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)
any liability incurred by the director:

(i)
in defending criminal proceedings in which he is convicted, or

(ii)
in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)
in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

4.
The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

5.
For this purpose:

(a)
a conviction, judgment or refusal of relief becomes final:

(i)
if not appealed against, at the end of the period for bringing an appeal, or

(ii)
if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)
an appeal is disposed of:

(i)
if it is determined and the period for bringing any further appeal has ended, or

(ii)
if it is abandoned or otherwise ceases to have effect.

6.
The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under:

section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
Section 1157 of the Companies Act 2006 provides:
1.
If in proceedings for negligence, default, breach of duty or breach of trust against:

(a)
an officer of a company, or

(b)
a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
2.
If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust:

(a)
he may apply to the court for relief, and

(b)
the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

3.
Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

AstraZeneca PLC maintains directors’ and officers’ liability insurance which, subject to policy terms and limitations, provides insurance cover against the personal liabilities which directors and officers may incur by reason of their duties. The authorized representative is also entitled to the benefit of the same directors’ and officers’ liability insurance.
The form of underwriting agreement to be filed as an exhibit to this registration statement will provide that each underwriter, severally, will indemnify AstraZeneca PLC and each of its directors and officers who signed the Registration Statement and each person, if any, who controls AstraZeneca PLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain civil liabilities.
AstraZeneca Finance LLC
AstraZeneca Finance LLC is organized under the laws of the State of Delaware.
AstraZeneca PLC has entered into Deeds of Indemnity with the directors of AstraZeneca PLC that provide that, subject to certain conditions precedent and limitations, in consideration for such director or officer continuing in, retiring, or accepting, office as a director or officer of (i) AstraZeneca PLC or (ii) any of AstraZeneca PLC’s subsidiaries, AstraZeneca PLC will indemnify and hold the director harmless in respect of all (a) claims, actions and proceedings and (b) losses, damages, penalties, liabilities, compensation or other awards, or any settlement thereof to which AstraZeneca PLC consents, arising in connection with any claims, actions or proceedings (whether instigated, imposed, incurred or settled under the laws of any jurisdiction) arising out of, or in connection with, the actual or purported exercise of, or failure to exercise any of the director’s powers, duties or responsibilities as a director or officer of AstraZeneca PLC or any of its subsidiaries.

Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. AstraZeneca Finance LLC’s operating agreement provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was (a) a director or officer of AstraZeneca Finance or (b) serving at the request of AstraZeneca Finance as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or person, in each case whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by AstraZeneca Finance to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended. AstraZeneca Finance may, by action of the board, provide indemnification to employees and agents of AstraZeneca Finance with the same scope and effect as the foregoing indemnification of directors and officers.
AstraZeneca PLC maintains directors’ and officers’ liability insurance which, subject to policy terms and limitations, provides insurance cover against the personal liabilities which directors and officers may incur by reason of their duties. The authorized representative is also entitled to the benefit of the same directors’ and officers’ liability insurance.
The form of underwriting agreement to be filed as an exhibit to this registration statement will provide that each underwriter, severally, will indemnify AstraZeneca Finance and each of its directors and officers who signed the Registration Statement and each person, if any, who controls AstraZeneca Finance within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against certain civil liabilities.
Item 9.   Exhibits
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form F-3 (Registration No. 333-256406) filed on May 24, 2021)
1.2	Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form F-3 (Registration No. 333-256406) filed on May 24, 2021)
4.1	Indenture, dated as of May 28, 2021, between AstraZeneca PLC, as issuer, and The Bank of
New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Report on Form 6-K furnished to the SEC on May 28, 2021)
4.2	Form of Securities of AstraZeneca PLC (included in Exhibit 4.1)
4.3	Indenture, dated as of May 28, 2021, among AstraZeneca Finance LLC, as issuer, AstraZeneca PLC, as guarantor, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Report on Form 6-K furnished to the SEC on May 28, 2021)
4.4	Form of Securities of AstraZeneca Finance LLC (included in Exhibit 4.3)
4.5	Form of Guarantee of AstraZeneca PLC with respect to securities of AstraZeneca Finance LLC (included in Exhibit 4.3)
5.1	Opinion of Freshfields Bruckhaus Deringer LLP, English solicitors to AstraZeneca PLC, as to the validity of the securities
5.2	Opinion of Freshfields Bruckhaus Deringer US LLP, U.S. legal advisors to AstraZeneca PLC, as to the validity of the securities
8.1	Opinion of Freshfields Bruckhaus Deringer LLP, English solicitors to AstraZeneca PLC, as to certain matters of UK taxation (included in Exhibit 5.1)
22.1	List of Subsidiary Issuers of Guaranteed Securities

Exhibit Number	Description of Document
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Freshfields Bruckhaus Deringer LLP, English solicitors to AstraZeneca PLC (included in Exhibit 5.1)
23.3	Consent of Freshfields Bruckhaus Deringer US LLP, U.S. legal advisors to AstraZeneca PLC (included in Exhibit 5.2)
23.4	Consent of IQVIA Inc.
23.5	Consent of Bureau Veritas UK Limited
24.1	Powers of attorney (included on signature page)
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above
25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above
107	Filing Fee Table
Item 10.   Undertakings
Each of the undersigned registrants hereby undertakes:
1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by AstraZeneca PLC pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
In the case of AstraZeneca PLC, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that AstraZeneca PLC includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by AstraZeneca PLC pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
5.
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the relevant registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.
That, for the purpose of determining liability of the relevant registrant under the Securities Act to any purchaser in the initial distribution of the securities, the relevant registrant undertakes that in a primary offering of securities of the relevant registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the relevant registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the relevant registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the relevant registrant or used or referred to by the relevant registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the relevant registrant or its securities provided by or on behalf of the relevant registrant; and

(iv)
any other communication that is an offer in the offering made by the relevant registrant to the purchaser.

7.
That, for purposes of determining any liability under the Securities Act, each filing of AstraZeneca PLC’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the relevant registrant pursuant to the foregoing provisions, or otherwise, the relevant registrant have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the relevant registrant of expenses incurred or paid by a director, officer or controlling person of the relevant registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, AstraZeneca PLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on March 19, 2024.
AstraZeneca PLC
By:
/s/ Adrian Kemp

Name: Adrian Kemp
Title: Company Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Adrian Kemp, Matthew Bowden and Jonathan Slade (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Pascal Soriot Pascal Soriot	Executive Director and Chief Executive Officer (Principal Executive Officer)	March 19, 2024
/s/ Aradhana Sarin Aradhana Sarin	Executive Director and Chief Financial Officer (Principal Financial Officer)	March 19, 2024
/s/ Michel Demaré Michel Demaré	Non-Executive Chair of the Board	March 19, 2024
/s/ Philip Broadley Philip Broadley	Senior Independent Non-Executive Director	March 19, 2024
/s/ Euan Ashley Euan Ashley	Non-Executive Director	March 19, 2024
/s/ Anna Manz Anna Manz	Non-Executive Director	March 19, 2024
/s/ Deborah DiSanzo Deborah DiSanzo	Non-Executive Director	March 19, 2024

Signature	Title	Date
/s/ Diana Layfield Diana Layfield	Non-Executive Director	March 19, 2024
/s/ Sheri McCoy Sheri McCoy	Non-Executive Director	March 19, 2024
/s/ Tony Mok Tony Mok	Non-Executive Director	March 19, 2024
/s/ Nazneen Rahman Nazneen Rahman	Non-Executive Director	March 19, 2024
/s/ Marcus Wallenberg Marcus Wallenberg	Non-Executive Director	March 19, 2024
/s/ Andreas Rummelt Andreas Rummelt	Non-Executive Director	March 19, 2024
/s/ Mani Sharma Mani Sharma, Authorized Representative	SVP Finance, Group Controller and Head of Global Finance Services (Principal Accounting Officer)	March 19, 2024
/s/ Mariam Koohdary Name: Mariam Koohdary, Title: Authorized Representative in the United States	Deputy General Counsel	March 19, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, AstraZeneca Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, United States on March 19, 2024.
AstraZeneca Finance LLC
By:
/s/ David E. White

Name: David E. White
Title: President, Treasurer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David E. White (with full power to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David E. White David E. White	President, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)	March 19, 2024
/s/ Kevin Durning Kevin Durning	Director (Principal Accounting Officer)	March 19, 2024